UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   March 6, 2009 (March 2, 2009)

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois	60015-2559
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code  (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On March 3, 2009, United Stationers Inc. (“USI”) entered into a $150 million accounts receivable securitization program (the “New Securitization Program”) that replaced the securitization program that USI terminated on March 2, 2009 (the “Prior Securitization Program”).  (See Item 1.02 below.)  The parties to the new securitization program are USI, its wholly-owned subsidiaries United Stationers Supply Co. (“USSC”), United Stationers Financial Services LLC (“USFS”), and United Stationers Receivables, LLC (“USR”), and Bank of America, National Association (“Bank of America”), PNC Bank, National Association (“PNC”), Enterprise Funding Company LLC (“Enterprise”), and Market Street Funding LLC (“Market Street” and, together with Bank of America, PNC and Enterprise, the “Investors”).  Enterprise is a multi-seller asset-backed commercial paper conduit administered by Bank of America.  Market Street is a multi-seller asset-backed commercial paper conduit administered by PNC. In connection with the securitization program, the parties entered into a number of agreements as of March 3, 2009, including:

•                  a Transfer and Administration Agreement among USSC, USFS, USR, Bank of America, PNC, Enterprise, and Market Street;

•                  a Receivables Sale Agreement between USSC and USFS;

•                  a Receivables Purchase Agreement between USFS and USR; and

•                  a Performance Guaranty executed by USI in favor of USR.

Pursuant to the Receivables Sale Agreement, USSC will sell to USFS on an on-going basis all the customer accounts receivable and related rights originated by USSC.  Pursuant to the Receivables Purchase Agreement, USFS will sell to USR the accounts receivable and related rights USFS acquired from its subsidiary USS Receivables Company, Ltd. upon the termination of the Prior Securitization Program and, on an on-going basis, all the accounts receivable and related rights purchased from USSC.  Pursuant to the Transfer and Administration Agreement, USR will then sell the receivables and related rights to Bank of America, as agent on behalf of Enterprise and Market Street.

The amount paid for the receivables by USFS under the Receivables Sale Agreement and by USR under the Receivables Purchase Agreement will, in each case, be based on the outstanding balance of such receivables, less a discount intended to reflect fair value consideration.

Under the Transfer and Administration Agreement, USR may from time to time request that the Investors make investments in the receivables and related rights owned by USR at such time. USR may request Enterprise to invest up to $100 million in the receivables portfolio and may request Market Street to invest up to $50 million.  If Enterprise declines to make an investment requested by USR, Bank of America is required to make the payment, and if Market Street declines to make a requested investment, PNC is required to make it.  The maximum investment to USR at any one time outstanding under the program may not exceed $150 million. In addition, each investment is (among other customary conditions precedent) subject to an overcollateralization (or receivables based reserve) requirement generally intended to protect the Investors from losses due to defaults and other failures by the account debtors to make payments when due. Accordingly the Investors are only required to fund investments if, on the date of such investment, the aggregate outstanding amount of all investments, plus the required overcollateralization reserves, would not exceed the outstanding principal amount of all accounts receivable which meet the eligibility requirements for funding under the Transfer and Administration Agreement.

USFS will retain servicing responsibility over the receivables. USR is a wholly-owned, bankruptcy remote special purpose subsidiary of USFS. The assets of USR are not available to satisfy the creditors of any other person, including USFS, USSC or USI.

The receivables will be subject to customary criteria, limits and reserves. Although USR will bear the risk of non-payment of the receivables acquired by it under the Receivables Purchase Agreement, USFS has agreed to reimburse USR, and USSC has in turn agreed to reimburse USFS, for receivables that did not meet the eligibility requirements for funding on the date of such funding, and USFS has agreed to provide USR, and USSC has in turn agreed to provide USFS, customary indemnities for transactions of this type. In addition, under the Performance Guarantee, USI guarantees the performance by USSC and USFS of their obligations to make the foregoing payments. Neither USSC, USFS nor USI guarantees collectibility of the receivables or the creditworthiness of the obligors.

The maturity date of the New Securitization Program is November 23, 2013, subject to the Investors’ renewing their commitments as liquidity providers supporting the Program, which expire on November 23, 2009.

The receivables sold to Bank of America will remain on USI’s consolidated balance sheet, and amounts advanced to USR by Enterprise, Market Street, Bank of America, PNC or any successor investor will be recorded as debt on USI’s consolidated balance sheet. The cost of such debt will be recorded as interest expense on USI’s income statement.

Bank of America and PNC may terminate the program under certain circumstances, including, among other things, if (i) the ratio of defaulted receivables (as defined in the Transfer and Administration Agreement) to sales exceeds a specified threshold, (ii) the rate of collections on receivables exceeds a specified threshold, or (iii) the ratio of the reduction in the unpaid balance of the receivables due to dilution (as defined in the Transfer and Administration Agreement) to sales exceeds a specified threshold.  A termination event under the Transfer and Administration Agreement may also trigger cross-default provisions under USI’s other primary credit arrangements, as the Transfer and Administration Agreement and the other credit arrangements all contain cross default provisions.  If a termination event occurs with respect to the Transfer and Administration Agreement, the Second Amended and Restated Five-Year Revolving Credit Agreement (the “Revolving Credit Facility”) dated as of July 5, 2007, as amended on December 21, 2007, among USI, USSC and the lenders identified therein, or the Master Note Purchase Agreement, dated as of October 15, 2007, among USI, USSC and the purchasers identified therein (the “Note Purchase Agreement”) the lenders under such agreement may cease to make additional loans, accelerate any loans then outstanding and/or terminate the agreement.  The Transfer and Administration Agreement, the Revolving Credit Agreement, and the Note Purchase Agreement contain termination triggers that are customary for those types of agreement, including the failure to pay principal or interest when due, the breach of any covenant beyond any applicable cure period, or the occurrence of any other event that permits the lender to demand early repayment or to terminate any commitment to lend.

Bank of America and PNC are also lenders under the Revolving Credit Facility.

This summary does not purport to be complete, and is qualified in its entirety by reference to the Transfer and Administration Agreement, the Receivables Sale Agreement, the Receivables Purchase Agreement, and the Performance Guaranty executed by USI in favor of USR, which will be filed as exhibits to USI’s quarterly report on Form 10-Q for the quarter ending March 31, 2009.

This report contains forward-looking statements with respect to the accounts receivable securitization program, its accounting treatment under generally accepted accounting principles in the Unites States of America, and other matters discussed herein. Such information is based upon currently available information and USI’s views as of today, and actual actions, results or accounting treatments could differ. There could be a number of factors affecting the securitization program or its financial statement impact, as well as factors affecting USI’s future performance or results, including those described in USI’s latest annual report on Form 10-K. All such factors should be considered in evaluating any forward-looking statement. USI will not update any forward-looking statements in this report to reflect future events.

Item 1.02                                             Termination of a Material  Definitive Agreement.

On March 2, 2009, in preparation for entering into the new securitization program described in Item 1.01, USI’s subsidiaries USFS and USS Receivables Company, Ltd. (“USSR”) terminated the Prior Securitization Program, including the agreements listed below:

•                  The Second Amended and Restated Pooling Agreement, dated as of March 28, 2003, among USSR, USFS, The Bank of New York Trust Company, N.A. (successor in interest to JPMorgan Chase Bank, N.A.), as Trustee (the “Trustee”) (the “Pooling Agreement”);

•                  The Series 2004-1 Supplement to the Pooling Agreement, dated as of March 26, 2004, among USSR, USFS, Fifth Third Bank, and the Trustee (as amended, supplemented, restated or otherwise modified through the date of termination, the “Series 2004-1 Supplement”);

•                  The Series 2003-1 Supplement to the Pooling Agreement, dated as of March 28, 2003, among USSR, USFS, Falcon Asset Securitization Company LLC, a Delaware limited liability company, JPMorgan Chase Bank, N.A. (successor by merger to Bank One, NA (Main Office Chicago), and the Trustee (as amended, supplemented, restated or otherwise modified through the date of termination, the “Series 2003-1 Supplement”); and

•                  The Second Amended and Restated Series 2000-2 Supplement to the Pooling Agreement, dated as of March 28, 2003, among USSR, USFS, PNC, Market Street and the Trustee (as amended, supplemented, restated or otherwise modified through the date of termination, the “Series 2000-2 Supplement”, and together with the Pooling Agreement, the Series 2004-1 Supplement, the Series 2003-1 Supplement, and all agreements, instruments and documents executed pursuant thereto or in connection therewith, the “Prior Securitization Program Documents”).

The Prior Securitization Program provided funding of up to $250 million. Pursuant to the Prior Securitization Program Documents, USSC sold, on a revolving basis, eligible trade accounts receivable (except for certain excluded accounts receivable) to USSR which ultimately transferred the eligible receivables to a trust. The trust then sold investment certificates, which represented an undivided interest in the pool of receivables owned by the trust, to third-party investors. Certain bank funding agents, or their affiliates, provided standby liquidity funding to support the sale of the accounts receivable by USSR.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the New Securitization Program set for under Item 1.01 above is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATIONERS INC.

Dated: March 6, 2009	/s/ Eric A. Blanchard
Eric A. Blanchard
Senior Vice President, General Counsel and Secretary